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ATAI LIFE SCIENCES N.V.
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 June 2, 2025

Disclaimer

All references in this presentation to "we", "us", "our", "atai", or the "Company" refer to ATAI Life Sciences N.V. and its consolidated subsidiaries, unless the context otherwise requires. This presentation contains forward-looking statements within the meaning of the private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered under by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended." All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, industry dynamics, business strategy and plans, anticipated milestones and timelines for our non-clinical, pre-clinical studies and clinical trials and our objectives for future operations, are forward-looking statements. These statements represent our opinions, expectations, beliefs, intentions, estimates or strategies regarding the future, which may not be realized. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions that are intended to identify forward-looking statements. Forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation the important factors described in the section titled "Risk Factors" in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as updated by our subsequent filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements included in this presentation are made only as of the date hereof. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor our advisors nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Neither we nor our advisors undertake any obligation to update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as may be required by law. You should read this presentation with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate or of any individual competitor and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us. Industry publications, research, surveys and studies generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this presentation.

This presentation contains excerpts of testimonials from individuals who have been treated with compounds or derivatives of the compounds underlying our product candidates in the context of third-party studies or otherwise that are solely intended to be illustrative and not representative of the potential for beneficial results of such compounds. Our product candidates are in preclinical or clinical stages of development and none of our product candidates have been approved by the FDA or any other regulatory agency.

When discussing patents in this presentation, "issued" is to be understood to mean one or more issued or granted claims in one or more country, and "pending" is understood to mean one or more claims pending in a patent application in one or more country. Patent protection is a highly fact-sensitive inquiry, varying from country-to-country, and provides for enforceable protection to the extent (a) covered by a given claim, and (b) issued in such country or countries. No generalized descriptions of patents made herein should be relied upon; rather, a detailed discussion of our intellectual property and related risk factors can be found in our most recently filed Annual Report on Form 10-K, available on the SEC's website at www.sec.gov.

Any trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of the products or services of the Company.

atai Beckley Psytech

2

 3  Stronger together, atai life sciences and Beckley Psytech unlock value for  patients and shareholders  Experienced management team  Fully owned pipeline with first-in-class potential  Multiple near-term milestones  Commercially scalable psychedelic therapies  Strong IP portfolio  Long-term financial synergies  Focused pipeline of rapid-acting, accessible psychedelic therapies for mental health atai-Beckley Business Combination Highlights

Consideration

- All-stock deal
- Non-atai Beckley Psytech shareholders will receive ~105.0M newly issued shares of atai common stock (~31% of pro forma entity)
- ELE-101 program will be carved out into a separate entity prior to deal close and distributed to Beckley shareholders (including atai) on a pro rata basis

Management & Board

- Combined Company will be led by atai's CEO Srinivas Rao and the executive team will be a combination of atai and Beckley management
- The Combined Company board will include two nominations from Beckley Psytech shareholders

BPL-003 Data

- atai's Board recommendation is subject to the following BPL-003 Phase 2b success criteria:
  - Statistical significance achieved on the primary endpoint (MADRS) of the Phase 2b study of BPL-003 with a $p<0.05$
  - Less than 3 individual cases of drug related serious adverse events observed in the 8mg arm during the Phase 2b study
  - Less than a total of 6% drug related serious adverse events observed in the 12mg arm during the Phase 2b study

Transaction Closing and Conditions

- Closing expected 2H 2025, subject to atai shareholder approval
- Beckley Psytech shareholders have voted in favour of the transaction and ~25% of atai's common stock have entered into voting agreements in support of the transaction
- Non-atai Beckley Psytech shareholders and Apeiron have entered into lock-up agreements, restricting the sale or transfer of their shares in the combined company following the public announcement of the results of the Phase 2b study of BPL-003[1]

1. Lock-up holders may not sell or transfer shares before the later of (a) 60 days following the public announcement of the Phase 2b study or (b) transaction closing (the "Lock-Up Period"). Upon the expiry of the Lock-Up Period lock-up holders shall cease to be restricted at a rate of 1/12th of each lock-up holders' securities per month. Refer to the stock purchase agreement for additional details.

atai Beckley Psytech 4

 5  Anne Johnson, CPA  Chief Financial Officer  Rob Conley, M.D.  Chief Research & Development Officer  Gerd Kochendoerfer, Ph.D.  Chief Operating Officer  Experienced management team with deep CNS, psychedelic and drug  development expertise  Cosmo Feilding Mellen  Co-founder and  Chief Strategy Officer1  Glenn Short, Ph.D.  Chief Scientific Officer  Srinivas Rao, M.D., Ph.D.  Co-founder and  Chief Executive Officer  Kevin Craig, M.D.  Chief Medical Officer  1. Cosmo Feilding Mellen will be nominatedat deal close to be a member of the Combined Company’s Supervisory Board. He will be formally delegated to participate on  the Executive Management Team as Chief Strategy Officer.

 Combined vision is being delivered through a pipeline of fully-owned psychedelic  development programs across a range of compounds and psychiatric indications  Abbreviations: DMT = Dimethyltryptamine; R-MDMA = R enantiomer of 3,4-Methylened ioxymethamphetamine  Programs  Primary Indication  Preclin  Phase 1  Phase 2  Phase 3  Treatment Resistant Depression (TRD)  Social Anxiety Disorder (SAD)  TRD  VLS-01  DMT  EMP-01  R-MDMA  BPL-003  Mebufotenin (5-MeO-DMT) benzoate  Post-merger Fully-Owned Programs  Undisclosed  Novel 5-HT2A Receptor Agonists  (inc. non-hallucinogenic neuroplastogens)  6

Fully funded through multiple near-term milestones

ACHIEVED AND ANTICIPATED UPCOMING MILESTONES[1,2]

Programs	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26
BPL-003 Mebufotenin benzoate	✓ Ph 2a (**AUD**) OL data	✓ Ph 2a (**TRD**) SSRI OL data; Ph 2b (**TRD**) data			
VLS-01 DMT	✓ Ph 2 (**TRD**) trial initiation				Ph 2 (**TRD**) data
EMP-01 R-MDMA	✓ Ph 2a (**SAD**) initiation				Ph 2a (**SAD**) data
RL-007 Pro-cognitive neuromodulator			Ph 2b (**CIAS**) data		

Abbreviations: OL = Open-label; TRD = Treatment Resistant Depression; SAD = Social Anxiety Disorder; AUD = Alcohol Use Disorder; CIAS = Cognitive Impairment Associated with Schizophrenia

1. All timing provided is estimated; 2. Trial initiation defined as central regulatory and ethics approval

7

 Market Opportunity and Unmet Need  INTERVENTIONAL PSYCHIATRY

 Leading interventional psychiatry treatment, SPRAVATO® (esketamine) for  TRD, achieved blockbuster status in 2024 (>$1B) with ~86% of sales in the US  9  2-hour dosing protocol with established infrastructure  Patients monitored for at least 2 hours at each treatment session  Delivered intranasally under the supervision of a healthcare provider  >5,000 certified clinics1  ~40-50K US patients treated in 20242  Potential for many administrations per year  Weeks 1 to 4: twice per week  Weeks 5 to 8: once weekly  Week 9 and after: every two weeks or once weekly  https://ww w.spravato.com/sprav ato-av ailab le-treatment-centers/  Based on global annual sales and gross to net pricing assumptions  Johnson&J ohnson Q4 an d Full-Year 2024 Results: https://w ww.investor.jnj.com/ new s/news -details/2025/Johnson--Johnson-Repor ts-Q4-and-Full-Year-2024-Results/default.aspx  $198M  $328M  $589M  $929M  $100M  $148M  $0M  $250M  $500M  $750M  $1,000M  $1,250M  Spravato® –ReportedGlobal Annual Sales3 (2021-24)  $26M  2021 22 23 24  $46M  $224M  $374M  $689M  $1,077M  RestofWorld  US  SPRAVATO® interventional psychiatry treatment paradigm  J&J now highlights SPRAVATO® as a “key franchise” guiding  $3 billion to $3.5 billion in annual sales

 DEVELOPED TO PROVIDE RAPID AND DURABLE EFFICACY WITH A SHORT TIME-IN-CLINIC  Novel psychedelic treatments

BPL-003 and VLS-01 are novel psychedelic candidates developed to optimize patient access for TRD with a short time-in-clinic

| | HN
N **BPL-003** *Mebufotenin benzoate* | N
N
H **VLS-01** *Dimethyltryptamine* |
|---|---|---|
| **TARGET POSITION** | First-in-class and best-in-class for mebufotenin | First-in-class and best-in-class for DMT |
| **PHARMACOLOGY** (5-HT2A : 5-HT1A binding affinity[1]) | 5-HT1A/5-HT2A receptor agonist (1:0.009) | 5-HT2A receptor agonist (1:3.4) |
| **FORMULATION** | Dry Powder Nasal Spray (transmucosal) | Buccal Film (transmucosal) |
| **TREATMENT DURATION** | ~2 hours | ~2 hours |
| **DEVELOPMENT STAGE** | Phase 2b; topline data anticipated mid '25 IND approved | Phase 2; topline data anticipated Q1 '26 IND approved |
| **INTELLECTUAL PROPERTY** | US COM and Methods issued; additional pending | US COM and Methods issued; additional pending |

atai Beckley Psytech

Abbreviations: TRD – Treatment Resistant Depression; IND – Investigational New Drug Application; COM – Composition of Matter

1 Dourron HM, Nichols CD, Simonsson O, Bradley M, Carhart Harris R, Hendricks PS. 5 MeO DMT: An atypical psychedelic with unique pharmacology, phenomenology & risk? Psychopharmacology (Berl). 2023 Dec

11

 BPL-003 and VLS-01 designed to leverage SPRAVATO® 2-hour in-clinic  treatment paradigm in depression  12  0  4  8  12  ANTICIPATEDTIME TO DISCHARGE FROMCLINIC POST-DOSE 1  (inhours)Ilustrative  SPRAVATO® BPL-003  Multi-dose Psilocybin  5-MeO- +analogs  DMT  MDMA  LSD  Average workday (8hours)  ~2  ~2  ~2  ~1 to3*  ~6  ~8  ~8 to12  VLS-01  Subject to further validation through future clinical studies and real-world evidence  w ww.spravatohcp.com/#find-a-center  * If multi-dose required  KEY TAKEAWAYS  Predictable 2-hour treatment: the potential to fit into the  2-hour in-clinic treatment paradigm established by SPRAVATO  Potential extended durability reduces patient burden: 1-2 doses of a psychedelic therapy provides a sustained effect, simplifying the dosing schedule compared to SPRAVATO’s once-weekly regimen  Significantly improves use of infrastructure: lower dosing frequency compared to SPRAVATO could lower provider burden, and improve payer receptivity

 INTRANASAL MEBUFOTENIN BENZOATE FOR TRD & AUD  BUSINESS COMBINATION WITH BECKLEY PSYTECH  BPL-003

 BPL-003 Phase 1 Results  BPL-003 PHASE 1 RESULTS KEY TAKEAWAYS  30  25  20  15  10  5  0  0  2  4  6  8  10  PK/PD results demonstrated a dose proportional profile with perceptual  effects generally resolving <90 minutes  Pharmacokinetics (PK)  Exposure was dose-proportional  Rapid onset with mean Tmax of 6-17 min  Mean half life of 15-30 min  Pharmacodynamics (PD):  Participants were psychedelic naive  All participants on doses ≥6mg achieved  intensity scores ≥7  Perceptual effects generally fully resolved within <90 mins  12mg (n=5)  10mg (n=5) 8mg (n=5) 6mg (n=4) 4mg (n=4)  2.5mg (n=4)  1mg (n=4)  Mean plasma concentration  level (ng/ml)  Time post-dose (minutes) 60  0  12  30  Time post-dose (minutes) 60  90  Mean SDI (1 to 10)  0  12  30  90  Dose range taken forward to  Phase 2  BPL-003  Phase 1  PK Profile  BPL-003  Phase 1 Subjective Drug Intensity (SDI) Rating  12mg (n=5) 10mg (n=5) 8mg (n=5) 6mg (n=4)  14  PK: Pharmacokinetic

 BPL-003  Completed Part 1 & Part 2 of the open-label Phase 2a study investigating BPL-  003 in patients with TRD  Phase 2a Clinical Trial Design  Key Inclusion Criteria:  Montgomery-Asberg Depression  Rating Scale (MADRS) score ≥24  Part 1 & 3: willing and able to discontinue current antidepressants  Part 2: on current stable dose of antidepressant SSRI therapy  Key Objectives: Primary Endpoint:  Safety and tolerability of  BPL-003  Other Secondary Endpoints:  MADRS change through  Week 12  Remission and response rates  through Week 12  Study Details:  Open-label study evaluating a single dose of BPL-003  nasal spray, in patients with moderate-to-severe TRD  Parts 1 & 3 are in patients not on anti-depressants, Part 2 is in patients who  are also taking select SSRIs to explore effects of co-administration  Psychological support during preparation, dosing and integration  S cr e e nin g  Par t 1 :  M on ot he r a py  O p e n l a b e l  Day 2  85  C omp le t e d Q 1 2 0 24  S i ngle do s e o f BPL- 00 3  29  Par t 2 :  Adj un ct to SS RIs  C omp le t e d Q 2 2 0 25  Par t 3:  Tw o- do se i ndu ct io n mo del  I ni t i at e d Q 3 2 02 4  15

Rapid & durable clinical response and remission induced in over 50% of patients following a single dose of BPL-003 monotherapy

BPL-003 | Phase 2a Part 1 (Monotherapy Cohort) Data

MADRS SCORE OVER TIME BPL-003 10 MG SINGLE DOSE



BPL-003 10 mg (n=11 PPP)
Responder rate (PPP)
Remitter rate (PPP)
Mean MADRS Total Score (+/- SEM)
Responder/remitter rate (%)
30
20
10
0
100
80
60
40
20
0
Baseline
Day 2
Day 8
Day 29
Day 57
Day 85

Interim analysis of the per protocol population (n=11)

KEY TAKEAWAYS

- Mean MADRS reduction of ~13 points at Day 2, and sustained to Day 85
- 55% of patients met response criteria[1] one day after a single 10mg dose of BPL-003
- 55% of patients met clinical remission criteria[2] one month after a single dose
- Improvements broadly sustained for 3 months after dosing with 45% of subjects meeting remission criteria at day 85
- Patients were deemed ready for discharge within an average time of less than 2 hours atai Beckley Psytech

1. Response defined as ≥50% improvement in MADRS score
2. Remission defined as MADRS score ≤10

16

Initial data from the adjunctive/SSRI cohort is broadly consistent with monotherapy data  BPL-003 Phase 2a Part 2 (Adjunct to SSRIs) Initial Data  MADRS SCORE OVER TIME BPL-003 SINGLE DOSE (ADJUNCTIVE) KEY TAKEAWAYS  Participants with moderate-severe depression having failed 2  prior therapies and on a single SSRI  Mean MADRS reduction of 19 points at Day 29 with 18-point  reduction at Day 85  No new safety signal identified  Tolerability profile appears consistent with monotherapy dosing  17  Response defined as ≥50% improvement in MADRS score; Remission defined as MADRS score ≤10

 Drug Related TEAEs  TOTALa  N subjects (%) [N events]b  Administration site discomfortc  10 (41.7%) [141#]  Nausea  5 (20.8%) [51#]  Vomiting  5 (20.8%) [55#]  Other events (<10% frequency)  8 (33.3%) [83#, 1*]  TOTAL  14 (58%) [32]  BPL-003 Phase 2a Part 1 & 2 Safety  DRUG RELATED TEAES KEY TAKEAWAYS  97% of events were mild or moderate and there were no Serious Adverse Events (SAEs)  ~90% of drug-related AEs occurred on the day of dosing, and all were resolved without intervention  AE profile of BPL-003 in TRD subjects is similar to that seen in healthy volunteers  In Phase 2a, BPL-003 was well-tolerated as monotherapy and adjunctive  treatment in TRD patients with transient events and no Serious AEs observed  Combined Drug Related TEAEs from Part 1 & 2 (n=24)  Events were mild unless labelled. #Moderate events. *Severe event  Administration site discomfort includes the preferred terms administration site irritation, administration site pain, administration site discharge, administration site erythema and nasal discomfort  TEAE =Treatment emergent adverse events  18

 BPL-003  BPL-003 randomized, quadruple-masked, monotherapy Phase 2b study in  moderate to severe TRD patients  Phase 2b Clinical Trial Design  Key Inclusion Criteria:  Patients with moderate to severe TRD  Hamilton Depression Scale (HAM-D) >= 19   Willing and able to discontinue current antidepressants  Key Objectives:  PRIMARY ENDPOINT:   MADRS change from baseline at Week 4, 12mg vs. 0.3mg  OTHER SECONDARY ENDPOINTS:  Remission and responder rates  MADRS change from baseline at  Day 2, Week 1 & Week 8  MADRS change from baseline for 8mg vs 0.3mg  1. Patients entering the open-lab el extension are randomized to receive either a single 12mg dose or a biphasic 4mg and 8mg dose approximately 10 minutes apart.  Abbreviations: MADRS = Montgomery–Åsberg Depression Rating Scale; CGI-S = Clinica l Global Impressions-Severity ; PGIC = Patient's Glob al Impression of Change; EQ-5D = EuroQol-5D  19  TRIAL STATUS  En ro lmen t co mpl et ed  To pli ne data anti ci pated mi d - 2 02 5  Randomization (n=~196)  Day 0  Wk-8  Washout  12 mg1  Core Study  ( 8 weeks)  1st Primary Dose Analysis  57  Open Label Extension  ( 8 weeks)  1 2 8 29 57  1 2 29  2nd Dose  0. 3 mg  ( n=~7 0)  8 mg  ( n=~45)  12 mg  ( n=~7 0)

 BPL-003  Strong IP portfolio with coverage out to 2043  20  BPL-003 has superior properties that are novel and non-obvious, compared to other salt forms  Higher permeation, less irritation, greater stability, dose-proportional PK  These novel and non-obvious properties have enabled us to build strong IP protection around BPL-003  Multiple composition of matter and methods of use (including in depression) patents granted in US, Europe & UK covering mebufotenin benzoate salt and the most stable polymorph thereof (2040/1 expiry)  A granted US composition of matter patent covering the formulation of BPL-003 intended for Phase 3 (earliest expiry 2043)  Additional patents covering composition of matter, methods of synthesis, methods of use, crystalline forms and formulations pending in US, Europe & RoW  Patent Term Extensions and Supplementary Protection Certificates will be sought, where available  Regulatory exclusivity provides additional protection  IP Overview

 Summary + Q&A

 Together, atai Life Sciences and Beckley Psytech will create impactful  psychedelic treatments addressing significant unmet needs in mental health  22  Short treatment time, patent-protected: BPL-003 potential to be a first-in- class mebufotenin benzoate therapy; and VLS-01, potential best-in-class route of administration and tolerability for DMT  1  Near-term catalysts: BPL-003 Phase 2b readout anticipated midyear,  additional Phase 2 data readouts anticipated over the next 12 months  2  Simplified & synergistic corporate structure: single public entity fully unlocks value of atai and Beckley Psytech’s teams and assets  3

 23

Forward-looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: expectations regarding the closing of the transaction, including timing and approvals; expectations regarding operations of the combined company, including strategic value of the clinical development programs for patients and shareholders as well as expectations regarding financial synergies; timing and results of Beckley’s BPL-003 Phase 2b trial and related data readouts; expectations regarding Beckley’s other clinical assets, including ELE-101; expectations regarding the concurrent private placement, including related closing conditions; our business strategy and plans; and the potential, success, cost and timing of development of our product candidates, and the product candidates of those companies we invest in.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in atai's other filings with the SEC. atai disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction between the Company and Beckley Psytech Limited. In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), as well as other relevant documents regarding the proposed transaction. This press release is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE PROXY STATEMENT REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement, as well as other filings containing information about the Company, when such documents become available, may be obtained at the SEC’s website (http://www.sec.gov).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in respect of the proposed transactions contemplated by the Proxy Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2024 and its Proxy Statement on Schedule 14A, dated April 21, 2025, which are filed with the SEC.